EXHIBIT 99.1

AMBASSADORS INTERNATIONAL, INC. ANNOUNCES EFFECTIVENESS OF REGISTRATION
STATEMENT FOR SPIN-OFF OF ITS EDUCATION GROUP

     SPOKANE, Wash., February 5, 2002 — Ambassadors International, Inc. (Nasdaq: AMIE) (“Ambassadors”), today announced that the Securities and Exchange Commission declared effective the Form 10 Registration Statement for the spin-off of its subsidiary, Ambassadors Group, Inc., formerly known as Ambassadors Education Group, Inc. (“Education Group”). As previously reported in a press release and Form 8-K on January 25, 2002, Ambassadors announced that its Board of Directors approved the spin-off of Education Group and has declared a special stock dividend to Ambassadors stockholders to distribute all of the outstanding shares of Education Group that Ambassadors owns. Now that the Form 10 Registration Statement has been declared effective, the special stock dividend will be paid after the close of business on February 28, 2002 to Ambassadors stockholders of record on February 4, 2002, and will mark the completion of Education Group’s spin-off from Ambassadors. The trading of the common stock of Education Group on the Nasdaq National Market is expected to begin on March 1, 2002 under the ticker symbol “EPAX”. Commencing on or about February 14, 2002, and through February 28, 2002, it is expected that the common stock of Education Group will trade on the over the counter bulletin board under the ticker symbol “EPAXV”. Included in the Form 10 Registration Statement is an Information Statement, which will be mailed to Ambassadors stockholders of record on February 4, 2002. The Information Statement describes the distribution of shares of Education Group common stock and contains important information about Education Group, including financial statements.

Safe Harbor Statement

     This press release contains forward-looking statements regarding the payment date of the dividend, future events or the future performance of Ambassadors including statements regarding expected trading in the common stock of Ambassadors and Education Group. For example, trading of Education Group’s common stock on the Nasdaq National Market will depend upon the existence of market makers and the development of a buyer’s market for Education Group common stock. Similarly, trading of Education Group common stock on the Nasdaq National Market will depend upon Education Group meeting the Nasdaq National Market’s listing criteria. While Ambassadors believes that Education Group will meet such listing criteria, it will not be known until after payment of the dividend. Therefore, actual events could differ materially as a result of the preceding factors and other factors including investor reaction to this transaction, overall conditions in the travel services and educational travel services markets, and general economic conditions. For a more complete discussion of these and other factors, please refer to Ambassadors’ Form 10-Q for the quarter ended September 30, 2001, and Education Group’s Form 10 Registration Statement, as amended, initially filed on November 15, 2001.

About Ambassadors

     After the spin-off, Ambassadors will continue to develop, market and manage meetings and incentive programs for a nationwide roster of corporate clients that utilize incentive travel, merchandise award programs and corporate meeting management services, and will also provide comprehensive hotel reservation, registration and travel services for meetings, conventions, expositions and trade shows. Ambassadors, whose principal offices will be in Newport Beach, Calif., also has offices in San Francisco, Calif., Atlanta, Ga., St. Louis, Mo. and Alexandria, Va.

About Education Group

     Education Group (www. ambassadorsgroup.com) promotes and organizes international educational travel programs for students, athletes, and professionals principally using the People to People name. Education Group’s business consists of several specialized private-label travel programs, including (i) the “People to People Student Ambassador Programs” which provides opportunities for grade school, junior high and senior high students to visit domestic and foreign destinations to learn about the politics, economy and culture of such countries, (ii) the “People to People Sports Ambassador Programs” which provides opportunities for junior high and senior high school athletes to participate in domestic and international sports travel programs, and (iii) the “People to People Ambassador Programs” which provides foreign travel experiences for professionals, with emphasis on meetings and seminars between participants and persons in similar professions abroad. Education Group employs approximately 130 people and its principal offices are located in Spokane, Washington.

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